1650 Tysons Blvd., Suite 1600
McLean, VA 22102

tel 703.714.8000
February 28, 2007	fax 703.714.8100

LaSalle Bank National Association
Corporate Trust Services
Attention: Global Securities and Trust Services Group - Merrill Lynch Mortgage Trust Series 2006-C2
135 South LaSalle Street, Suite 1625
Chicago, IL 60603-4159

Merrill Lynch Mortgage Investors, Inc.
c/o Global Commercial Real Estate
Attention: David M. Rodgers
4 World Financial Center
250 Vesey Street, 16th Floor
New York, New York 10080

JER Investors Trust
Attention: Keith Belcher
1650 Tysons Boulevard
Suite 1600
McLean, VA 22102

Standard & Poor’s Ratings Services
Attention: CMBS Surveillance Group
55 Water Street
New York, NY 10041-0003

Moody’s Investors Service, Inc.
Attention: Commercial Mortgage Surveillance
99 Church Street
New York, NY 10007

RE: Merrill Lynch Mortgage Trust 2006-C2 Commercial Mortgage Pass-Through Certificates Series 2006-C2 (the “Certificates”)

This Officer's Certificate and Annual Statement as to Compliance is furnished to you pursuant to Section 3.13 of the Pooling and Servicing Agreement (the "Agreement"), dated as of August 1, 2006, among Merrill Lynch Mortgage Investors, Inc., as Depositor, Wachovia Bank, National Association, as Master Servicer 1, Prudential Asset Resources, Inc., as Master Servicer 2, J.E. Robert Company, Inc., as Special Servicer, and LaSalle Bank National Association, as Trustee . All terms used herein shall have the meaning set forth for such terms in the Agreement.

The undersigned Special Servicer Officer, on behalf of J.E. Robert Company, Inc., hereby certifies:

(i) a review of the activities of the Special Servicer during the calendar year 2006 or portion thereof and of its performance under this Agreement has been made under such officer’s supervision; and

(ii) to the best of such officer’s knowledge, based on such review, the Special Servicer has fulfilled all its obligations under this Agreement in all material respects throughout such year or portion thereof.

Compliance Certification, Section 3.13
MLMT 2006-C2
February 28, 2007

J.E. ROBERT COMPANY, INC.

By: /s/ Michael F. Cocanougher
Michael F. Cocanougher
Director of Special Servicing
Special Servicer Officer

With copies to:

Merrill Lynch Mortgage Investors, Inc
General Counsel for Global Commercial Real Estate
4 World Financial Center
250 Vesey Street, 12th Floor
New York, New York 10080

Wachovia Bank, National Association
Attention: MLMT 2006-C2
8739 Research Drive
URP4
Charlotte, North Carolina 28262-1075

Prudential Asset Resources, Inc.
ATTN: Vice President - Asset Management
2200 Ross Avenue, Suite 4900E
Dallas, TX 75201

Prudential Asset Resources, Inc.
ATTN: General Counsel
2200 Ross Avenue, Suite 4900E
Dallas, TX 75201